UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On August 9, 2024, NewAmsterdam Pharma Company N.V. (the “Company”), entered into an Amended and Restated Sales Agreement (the “Sales Agreement”) with Cowen and Company LLC (“Cowen”) and TD Securities (USA) LLC (“TD Cowen”), an affiliate of Cowen, with respect to the Company’s existing at-the-market offering program. The Sales Agreement amends and restates the sales agreement, dated December 7, 2023, between the Company and Cowen (the “Prior Sales Agreement”). The Company did not sell any of its ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”), pursuant to the Prior Sales Agreement.

The Sales Agreement, among other things, replaces Cowen as sales agent with TD Cowen. The Sales Agreement provides that the Company may issue and sell through or to TD Cowen, acting as agent or principal, the Ordinary Shares from time to time. Pursuant to the prospectus supplement, dated August 9, 2024 (the “ATM Prospectus Supplement”) TD Cowen may sell Ordinary Shares having an aggregate sales price of up to $150,000,000 (the “ATM Offering”).

Sales of the Ordinary Shares pursuant to the Sales Agreement, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Sales Agreement provides that, subject to its terms and conditions, TD Cowen will use its commercially reasonable efforts to sell on behalf of the Company all of the Ordinary Shares requested to be sold by the Company on a daily basis or as otherwise agreed upon by the Company and TD Cowen. The Company has no obligation to sell any Ordinary Shares under the Sales Agreement and may at any time and from time to time suspend the offering of Ordinary Shares under the Sales Agreement. TD Cowen will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of any Ordinary Shares sold under the Sales Agreement. TD Cowen and the Company each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.

The Ordinary Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280687), which was filed with the Securities and Exchange Commission (“SEC”) on July 3, 2024 and declared effective on July 12, 2024 and the ATM Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Ordinary Shares nor shall there be any sale of the Ordinary Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of NautaDutilh N.V. relating to the valid issue of the Ordinary Shares pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Sales Agreement contains customary representations, warranties and agreements by the Company, customary conditions to TD Cowen’s obligations, indemnification obligations of the Company and TD Cowen, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sales Agreement, a copy of which is incorporated herein by reference as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Amended and Restated Sales Agreement, dated August 9, 2024, by and between NewAmsterdam Pharma Company N.V., Cowen and Company, LLC and TD Securities (USA) LLC.

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1 to this Current Report).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: August 9, 2024